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							                                                                             	                	     					Exhibit 20.b
Fingerhut Receivables, Inc.                     Fingerhut Master Trust                                        Monthly Report
Securityholder's Statement                      Series 1998-2                                                       Aug-1998
                                         						 Class A        Class B         CTO             Class D           Total
(i)   Security Amount                       337,500,000.00   51,136,000.00   61,364,000.00   61,364,000.00    511,364,000.00
(ii)  Security Principal Distributed                  0.00            0.00            0.00                              0.00
(iii) Security Interest Distributed           1,752,187.50      277,412.80      325,788.75                      2,355,389.05

Security Principal Distributed per $1,000        0.0000000       0.0000000       0.0000000
Security Interest Distributed per $1,000         5.1916667       5.4250000       5.3091186
(iv) Principal Collections                   28,119,208.91    4,260,455.90    5,112,613.73     5,112,613.73    42,604,892.28
(v)  Finance Collections                      9,539,523.73    1,445,372.11    1,734,469.14     1,734,469.14    14,453,834.11
      Recoveries                              1,326,890.84      201,042.64      241,254.31       241,254.31     2,010,442.09
      Defeasance Funding Acct Earnings                0.00            0.00            0.00             0.00             0.00
       	Total Finance Collections            10,866,414.57    1,646,414.74    1,975,723.45     1,975,723.45    16,464,276.20
       	  Total Collections                  38,985,623.47    5,906,870.64    7,088,337.18     7,088,337.18    59,069,168.48
(vi) Aggregate Amount of Principal Receivables                                                              1,178,697,638.64
      Invested Amount (End of Month)        337,500,000.00   51,136,000.00   61,364,000.00    61,364,000.00   511,364,000.00
      Floating Allocation Percentage           28.6332974%      4.3383475%      5.2060849%       5.2060849%      43.3838147%
      Invested Amount (Beginning of Month)  337,500,000.00   51,136,000.00   61,364,000.00    61,364,000.00   511,364,000.00
      Average Daily Invested Amount                                                                           511,364,000.00
(vii)  Receivable Delinquencies
       Current                                                                                       76.58% 1,189,298,966.60
       30 Days to 59 Days                                                                             5.89%    91,537,299.05
       60 Days to 89 Days                                                                             4.00%    62,073,434.90
       90 Days and Over                                                                              13.52%   210,016,783.96
	     Total Receivables                                                                             100.00% 1,552,926,484.51
(viii) Aggregate Investor Default Amount                                                                       11,136,958.05
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                        22.71%
(ix)  Security Charge-Offs                           0.00            0.00            0.00              0.00             0.00

(x)   Servicing Fee                            647,260.27       98,069.04      117,684.38        117,684.38       980,698.08

(xi)  Pool Factor                                1.000000        1.000000        1.000000

(xii) Unreimbursed Redirected Principal Collections              0.000000        0.000000          0.000000             0.00
(xiii) Excess Funding Account Balance                                                                                   0.00
(xiv) CTO Trigger Event Occurrence                                                                                      None
      CTO Reserve Amount                                                                                                 N/A
(xv) Number of New Accounts Added to the Trust                                                                       115,590
(xvi) Revolving Receivables Reserve Account Balance                                                              $500,000.00
(xvii) Defeasance Funding Account Balance                                                                               0.00
Average Net Portfolio Yield                                                                                           10.86%
Minimum Base Rate                                                                                                      8.31%
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